Exhibit I-2

                      Auditors report for shareholders of
                   Teplarna Liberec, a.s., stock corporation



We have audited the financial statements of Teplarna Liberec, a.s. and its annual report for the year ended 31 December 1998. The Board of Directors is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the CNR Act no. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic, and the auditing guidelines issued by the Chamber of Auditors.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audit includes an examination of the evidence supporting the financial statements. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality. We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of Teplarna Liberec, a.s. as of 31 December 1998 and the financial results for the year then ended in accordance with valid acts and relevant accounting legislation.

We have examined whether the historical financial information included in the annual report of the Company for the year ended 31 December 1998, is consistent with the audited financial statements of the Company. In our opinion, this information is in all material respects consistent with the audited financial statements.


Prague, March 8, 1999

Auditing company:                     Statutory auditor:

Consultas-Audit, s.r.o.               Jaroslav Suva
License number 87                     License number 234

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                                     ASSETS


                                            12/31/98           12/31/97
                                            --------           --------

                                                    (CZK 000's)

Total Assets                                 578,606            589,925
                                             =======            =======
Fixed Assets                                 381,946            381,388
                                             -------            -------
 Intangible Assets                               421                396
                                             -------            -------
  Software                                       347                311
  Patents, Copyrights, Trademarks,
   Tradenames                                     74                 85
                                             -------            -------
 Fixed (Tangible) Assets                     381,375            380,542
                                             -------            -------
  Land                                         7,070              7,052
  Plant (Buildings, Halls and Construction)  117,831            121,149
  Capital Equipment                          238,131            251,005
  Acquisition of Fixed Asset in Progress      13,476              1,278
  Deposits Towards Fixed Acquisitions          4,867                 58
                                             -------            -------
 Investments (Financial Assets)                  150                450
                                             -------            -------
  Other Investments                              150                450
                                             -------            -------
Current Assets                               196,244            202,743
                                             -------            -------
  Inventory                                   66,198             71,088
                                             -------            -------
   Raw Materials                              66,198             68,058
   Merchandise                                     -              3,030
                                             -------            -------
 Accounts Receivable                          63,324             76,769
                                             -------            -------
  Long-Term Receivables                          481                  -
                                             -------            -------
    Trade and Other Receivables                  481                  -
                                             -------            -------
  Short-Term Receivables                      62,843             76,769
                                             -------            -------
    Accounts Receivable                       60,797             58,679
    Receivable - Taxes                         1,959             18,024
    Other Accounts Receivable                     87                 66
                                             -------            -------
 Current Liquid Assets                        66,722             54,886
                                             -------            -------
  Petty Cash and Deposits in Transit              97                 95
  Cash in Bank                                14,625             54,791
  Short-Term Assets                           52,000                  -
                                             -------            -------
Other Assets - Temporary Debit Accounts          416              5,794
                                             -------            -------
 Accruals                                        315              5,719
                                             -------            -------
  Pre-Paid Expenses                              152                273
  Unbilled Revenue                               163              5,446
                                             -------            -------
 Contingencies and Estimate Pre-Paid Items
 (Debit Balance)                                 101                 75

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                         LIABILITIES AND OWNER'S EQUITY


                                            12/31/98           12/31/97
                                            --------           --------
                                                    (CZK 000's)

Total Liabilities and Owner's Equity         578,606            589,925
                                             =======            =======
Owner's Equity                               529,542            522,044
                                             -------            -------
 Capital Stock at Par                        500,000            500,000
 Restricted Retained Earnings                  2,068              1,486
                                             -------            -------
  Statutory Reserve Account                    2,068              1,486
                                             -------            -------
 Retained Earnings                            19,626              8,928
 Net Income or Net Loss                        7,848             11,630
                                             -------            -------
External Sources (Of Money)                   40,156             58,931
                                             -------            -------
 Reserves                                     12,779              3,854
                                             -------            -------
  Tax Deductible Reserves                          -                  -
  Other Reserves                              12,779              3,854
                                             -------            -------
 Liabilities to Subsidiaries                   5,155              7,733
                                             -------            -------
 Current Liabilities                          22,222             47,344
                                             -------            -------
  Accounts Payable                            17,138             43,188
  Payroll Payable                              1,173              1,015
  Social Security Payable                      1,508              1,270
  Taxes Payable                                  407                322
  Deferred Taxes Payable                         686                416
  Payable to Subsidiaries                          -                  -
  Other Payables                               1,310              1,133
                                             -------            -------
 Bank Loans                                        -                  -
                                             -------            -------
Other Liabilities and Equity - Closing
 Accounts                                      8,908              8,950
                                             -------            -------
 Accrual Accounts                              3,290              3,097
                                             -------            -------
  Accrued Expenses                             3,185              3,097
  Unearned Revenue                               105                  -
                                             -------            -------
 Contingencies and Estimated Accrued Items
 (Credit Balance)                              5,618              5,853

                             TEPLARNA LIBEREC, a.s.
                     FINANCIAL STATEMENTS - INCOME STATEMENT



                                            12/31/98           12/31/97
                                            --------           --------
                                                    (CZK 000's)


Revenue (From Sale of Merchandise)             3,052              1,200
 Cost of Goods Sold (Merchandise)              2,897              1,154
                                             -------            -------
 Gross Profit on Merchandise Sold (A)            155                 46
                                             -------            -------
Revenue (From Sale of Manufactured
 Goods) (B)                                  589,927            608,105
                                             -------            -------
 Revenue (From Sale of Manufactured
  Goods and/or Services)                     589,848            608,037
 Self-Constructed Asset Revenue                   79                 68
                                             -------            -------
Cost of Materials Used in Manufacturing (C)  495,743            521,106
                                             -------            -------
 Raw Materials and Utilities Used            305,053            313,749
 Services Used                               190,690            207,357
                                             -------            -------
Gross Profit on Sales (A)+(B)-(C)             94,339             87,045
                                             -------            -------
Payroll                                       46,800             39,875
                                             -------            -------
 Wages and Salaries                           32,987             27,730
 Board Member Fees and Bonuses                   568                910
 Social Security Expenses                     11,445              9,674
 Fringe Benefits                               1,800              1,561
                                             -------            -------
Taxes and Fees                                    33                 43
Amortization of Intangible and
 Depreciation of Tangible Fixed Assets        27,992             23,806
Moneys Received From Sale of Fixed
 Assets and Raw Materials (+)                    503                633
Net Book Value of Disposed Fixed
 Assets or Raw Materials (-)                     331                495
Clearing of Reserves & Accrued Revenue (+)     3,854              8,150
Creation of Reserves & Accrued Expenses (-)   12,779              7,929
Clearing of Gains on Assets to Operating
 Revenue (+)                                   2,699              3,140
Clearing of Losses on Assets to Operating
 Expense (-)                                   2,215             10,806
Other Operating Gains (Revenues)(+)            2,870              2,971
Other Operating Expenses (-)                   3,860             11,746
                                             -------            -------
Operating Income (D)                          10,255              7,239
                                             -------            -------
Moneys Received From Sale of Securities
 Or Direct Investments (+)                         -              9,768
Cost (Purchase Price) of Securities and
 Direct Investments Sold (-)                       -             13,088
Gains on Investments (+)                          38                 99
Revenues from Short-Term Financial Assets (+)     32                  -
Interest Income (+)                           11,342             12,064
Interest Expense (-)                           1,015              3,754
Other Gains on Investments (+)                     -                  -
Other Expenses on Investments (-)              2,306              2,029
                                             -------            -------
Profit/loss From Financial Operations (E)      8,091              3,060
                                             -------            -------
Income Tax (F)                                 9,794               (751)
                                             -------            -------
 Payable                                       9,524                 12
 Deferred                                        270               (763)
                                             -------            -------
Income From Operations (D)+(E)-(F)=(G)         8,552             11,050
                                             -------            -------
Unusual and/or Extraordinary Gain/Income (+)   1,089                643
Unusual and/or Extraordinary
 Loss/Expenses (-)                             1,793                 63
                                             -------            -------
Unusual Profit/Loss (H)                         (704)               580
                                             -------            -------
Net Income/Loss for Fiscal Period (G)+(H)      7,848             11,630
                                             =======            =======
Income Before Tax                             17,642             10,879
                                             =======            =======

                                    CASH FLOW



                                                      12/31/98      12/31/97
                                                      --------      --------

Cash and Cash Equivalents at the Beginning
 of the Accounting Period (A)                           54,886        38,755
                                                       -------       -------
Profit/Loss From Normal Activity Before Taxes (B)       18,346        10,299
                                                       -------       -------
Adjustments by Non-Cash Transactions (C)                32,551        21,427
                                                       -------       -------
 Depreciation of Fixed Assets                           29,142        23,641
 Change in Provisions, Reserves and Change in
  Prepayments and Accruals                              13,777         2,795
  (Profit) Loss From Sale of Fixed Assets                  (41)        3,302
 Interest Expense                                      (10,327)       (8,311)
Net Cash Flow From Operational Activity Before
 Taxes and Before Changes in Working Capital and
                                                       -------       -------
 Extraordinary Items (B)+(C)=(D)                        50,897        31,726
                                                       -------       -------
Change in Working Capital (E)                          (15,533)      (51,571)
                                                       -------       -------
 Change in Receivables From Operational Activities      12,183        39,321
 Change in Short-Term Payables From Operational
  Activities                                           (33,202)      (73,518)
 Change in Inventories Balance                           5,486       (17,374)
                                                       -------       -------
Net Cash Flow From Operational Activity Before
 Taxes and Extraordinary Items (D)+(E)=(F)              35,364       (19,845)
                                                       -------       -------
Interest Paid (G)                                         (947)       (4,511)
Interest Received (H)                                   11,342        12,046
Tax on Normal Activity and Additional Tax of
 Prior Years (I)                                        (1,782)       (2,134)
Revenues and Expenses Related to Extraordinary
 Items (J)                                                (704)          580
                                                       -------       -------
Net Cash Flow From Operational
 Activity (F)+(G)+(H)+(I)+(J)=(K)                       43,273       (13,864)
                                                       -------       -------
Fixed Asset Acquisition                                (28,840)      (46,454)
Sale of Fixed Assets                                       331        80,026
                                                       -------       -------
Net Cash Flow From Investment Activity (L)             (28,509)       33,572
                                                       -------       -------
Change in Long-Term and Short-Term Liabilities          (2,578)       (2,577)
Paid-Out Dividends and Profit Shares                      (350)       (1,000)
                                                       -------       -------
Net Cash Flow From Financial Activity (M)               (2,928)       (3,577)
                                                       -------       -------
Net Increase/Decrease in Cash (K)+(L)+(M)=(N)           11,836        16,131
                                                       -------       -------
Cash and Cash Equivalents at the End of the
 Accounting Period (A)+(N)                              66,722        54,886
                                                       =======       =======